Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-275118, 333-289503, and 333-292636), Form S-3 (No. 333-283423) and Form S-1 (No.’s 333-295510, 333-289503, and 333-264372) of our report dated June 4, 2026, with respect to the consolidated financial statements of La Rosa Holdings Corp. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Saddle Brook, New Jersey

June 4, 2026